Exhibit 99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of iShares Trust (the “Registrant”), hereby certifies, to the best of their knowledge, that the Registrant’s Report on Form N-CSR for the period ended August 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: October 21, 2026

/s/ Jessica Tan

Jessica Tan

President (principal executive officer) of

iShares Trust

Pursuant to 18 U.S.C. § 1350, the undersigned officer of iShares Trust (the “Registrant”), hereby certifies, to the best of their knowledge, that the Registrant’s Report on Form N-CSR for the period ended August 31, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: October 21, 2026

/s/ Trent Walker

Trent Walker

Treasurer and Chief Financial Officer (principal financial officer) of

iShares Trust

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.